Exhibit 99.3

DUNE ENERGY, INC.

Audit Committee Charter

Purpose and Composition

The Audit Committee (the “Committee”) of Dune Energy, Inc. (the “Company”) shall be a standing committee of the Board of Directors (the “Board”). The Committee shall assist, advise and report regularly to the Board in fulfilling its oversight responsibilities related to:

•	The integrity of the Company’s financial statements;

•	The Company’s compliance with legal and regulatory requirements;

•

The Company’s Registered Public Accounting Firm’s qualifications and independence (unless the context otherwise requires, as used in this Audit Committee Charter, the term “Registered Public Accounting Firm” shall refer to the Registered Public Accounting Firm retained for the purpose of preparing or issuing an audit report and related work for the Company);

•	The Company’s Code of Conduct and Ethics;

•	The performance of the Company’s internal audit function;

•	The preparation of the Audit Committee Report that the Securities and Exchange Commission (the “SEC”) rules require to be included in the Company’s annual proxy statement.

In meeting its responsibilities, the Committee is expected to provide an open channel of communication with management, the Registered Public Accounting Firm and the Board.

The Committee is composed of at least three members of the Board who are independent within the meaning set forth by the SEC and such other laws, regulations and listing requirements to which the Company is subject, including, without limitation, the American Stock Exchange or other stock exchanges, as applicable. The members of the Committee shall be elected by the Board at the annual meeting of the Board following the annual meeting of the stockholders of the Company, and shall serve until their successors shall be duly elected and qualified. Committee members shall be free from any relationships that would interfere with or give the appearance of interfering with the exercise of independent judgment as a Committee member.

All members shall have a requisite working familiarity with basic finance and accounting practices in compliance with the requirements of the SEC. In addition, one of the members appointed to the Committee should be an “audit committee financial expert” within the meaning set forth by the SEC who:

•	understands U.S. general accepted accounting principles (GAAP) and financial statements;

•

has experience applying GAAP in connection with the accounting for estimates, accruals, and reserves that are generally comparable to the estimates, accruals and reserves, if any, used in the Company’s financial statements;

•

has experience preparing, auditing, analysing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the Company financial statements, or have experience actively supervising one or more persons engaged in such activities;

•	understands internal controls and procedures for financial reporting; and

•	understands audit committee functions.

The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. Such authority includes, but is not limited to:

•

Retain outside counsel, accountants, outside advisors, consultants or others to assist in the conduct of an investigation or as it determines appropriate to advise or assist in the performance of its functions;

•	Seek any information it requires from employees or external parties. Employees and external parties will be directed to cooperate and comply with the Committee’s requests; and

•	Meet with Company officers, Registered Public Accounting Firm or outside counsel as necessary.

All Committee members must be independent, as set forth in the third paragraph of this Charter.

Duties and Responsibilities

Management is responsible for preparing the Company’s financial statements and assuring that the Company has adequate internal controls in place. The Company’s Registered Public Accounting Firm is responsible for auditing the financial statements and assessing the Company’s internal controls. The activities of the Committee are in no way designed to supersede or alter these responsibilities.

Duties and responsibilities of the Committee shall include, but are not limited to the following:

1.	Review with management and the Registered Public Accounting Firm the annual and quarterly financial results for the Company, as well as related financial information of the Company contained in any prospectus or other appropriate disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Also review the annual report to stockholders and the annual/quarterly reports on Forms 10-K/10-Q or their equivalent forms, as applicable, to be filed by the Company with the SEC.

2.	Discuss with the Registered Public Accounting Firm the quality of the accounting policies and practices used by the Company, any alternative treatments of financial information, their ramifications and the Registered Public Accounting Firm’ preferred treatments any other communications required to be discussed by Statement of Auditing Standards No. 61, as amended.

3.	Discuss with the Registered Public Accounting Firm their independence based upon written disclosures and the letter from such Registered Public Accounting Firm required under Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T.

4.	Oversee and monitor the work of the Registered Public Accounting Firm to ensure they are independent of management and their objectivity is not impaired, recognizing that the Registered Public Accounting Firm is accountable to the Board and the Committee. Review and resolve, if necessary, any disagreements between management and the Registered Public Accounting Firm in connection with the annual audit or the preparation of the financial statements.

5.	Annually select and appoint the Registered Public Accounting Firm, consider the independence and effectiveness of the Registered Public Accounting Firm, approve the fees and other compensation to be paid to the Registered Public Accounting Firm and be responsible for oversight of the Registered Public Accounting Firm. The Committee shall receive the written disclosures required by generally accepted auditing standards. On an annual basis, the Committee shall require the Registered Public Accounting Firm to provide the Committee with a written statement delineating all relationships between the Registered Public Accounting Firm and the Company. The Committee shall actively engage in a dialogue with the Registered Public Accounting Firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the Registered Public Accounting Firm. The Committee shall recommend that the Board take appropriate action in response to the Registered Public Accounting Firm’ report to satisfy itself of the Registered Public Accounting Firm’ independence.

6.	Annually report to the Board the Registered Public Accounting Firm to be retained and pre-approve all audit and non-audit services and fees. The Committee will review the scope of any non-audit services to be performed by the Registered Public Accounting Firm and determine its impact on the Registered Public Accounting Firm’s independence.

7.

The Registered Public Accounting Firm may not perform the following non-audit services: (i) bookkeeping related to accounting records or financial statements; (ii) financial information systems design and implementation services; (iii) appraisal or valuation services involving fairness opinions; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management or human resource functions; (vii) broker, dealer, investment adviser or investment banker services; (ix) legal services and expert services unrelated to the audit; and (x) any other services that the Public Accounting Oversight Board determines impermissible. All other non-auditing services provided by the Registered Public Accounting Firm including tax compliance, tax planning and tax advice shall be approved in advance by the Committee.

8.	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements or proposed pronouncement and understand their impact on the Company’s financial statements.

9.	Assess and monitor the overall control environment of the Company through discussion with management and the Registered Public Accounting Firm as to the adequacy of internal control system and as to the existence of any significant deficiencies or weaknesses in the system that may impact on financial reporting and results. Assess the extent to which the audit plans of the Registered Public Accounting Firm can be relied on to identify material internal control weaknesses or fraud. Review the comments and suggestions made pursuant to their audit work and report to the Board in respect to:

•	integrity of the records and their keeping;

•	appropriateness and effectiveness of the accounting internal control and information systems of the Company and the extent to which these systems are uniformly and properly applied; and

•	skills and abilities of the staff working in the accounting, financial and internal control functions as well as the number of people that are employed in these functions.

10.	Oversee and assess the Company’s policies, practices and compliance with its Code of Conduct and Ethics, including, when necessary, following up in connection with any matters reported to the Committee thereunder pursuant to the Company’s whistle-blowing policy then in effect.

11.	Direct and supervise special audit inquiries by the Registered Public Accounting Firm as the Board or the Committee may request.

12.	Provide a report in the proxy statement stating that the Committee has reviewed and discussed the financial statements with management and the Registered Public Accounting Firm. In addition, this report will include a recommendation to the Board that the audited financial statements be included in the Company’s annual report on Form 10-KSB or Form 10-K, as applicable.

13.	Review with the Registered Public Accounting Firm their performance and recommend to the Board any proposed discharge of the Registered Public Accounting Firm when circumstances warrant.

14.	Review and reassess this Charter at least annually. Make recommendations to the Board, as conditions dictate, to update this Charter.

Meetings

The Committee shall meet regularly and as circumstances dictate, all as determined by the Committee. Regular meetings of the Committee will be held at least quarterly and at such place as shall from time to time be determined by the chief executive officer of the Company. Special meetings of the Committee may be called by or at the request of any member of the Committee, any of the Company’s executive officers or the Company’s principal accounting officer, in each case on at least twenty-four hours notice to each member of the Committee. In addition, the Committee should meet with the Registered Public Accounting Firm and management quarterly to review the Company’s financial statements filed with the SEC.

If the Board, management of the Company or the Company’s Registered Public Accounting Firm desire to discuss matters in private, the Committee shall meet separately with such person or group.

Related Party Transactions

Management shall inform the Committee of all proposed related party transactions.

Miscellaneous

The Committee may perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation and By-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally acceptable accounting principles. This is the responsibility of management and the Registered Public Accounting Firm.